SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): July 6, 2005


                             THE PROJECT GROUP, INC.
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               (Exact name of registrant as specified in Charter)


            Nevada                      0-28445               90-0147943
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(State or other jurisdiction of      (Commission File       (IRS Employer
incorporation or organization)            No.)            Identification No.)


                    333 N. Sam Houston Parkway E., Suite 275
                              Houston, Texas 77060
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               (Address of Principal Executive Offices)(Zip Code)


                                  281-445-3333
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                            (Issuer Telephone number)


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to
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following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
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|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
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|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The Project Group, Inc. announced today that it has failed to meet its most recent payroll. The failure to meet its payroll resulted from a delay in securing a subordination agreement from the IRS which, in turn, resulted in the company's principal lender refusing to release receivables to the company or loan additional funds to the company. The company has been engaged in ongoing discussions with the IRS in an effort to secure an agreement to subordinate delinquent tax obligations to amounts owing to the company's principal lender, which amounts are secured by a security agreement covering the company's accounts receivable, among other assets. While the company has repaid, in full, amounts borrowed under its factoring agreement, the lender has asserted an ongoing claim to the company's accounts receivable to secure repayment of amounts advanced by the lender outside of the factoring agreement. As a result, all collections on receivables have been applied to reduction of amounts owed to the lender leaving the company without funds to support operations. Accordingly, there is substantial doubt as to the company's ability to continue its operations unless and until additional financing is provided, either by its existing lender or other sources.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   THE PROJECT GROUP, INC.
Dated:  July 6, 2005
                                               By: /s/ Craig Crawford
                                                   -------------------------
                                                   Craig Crawford
                                                   President

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